EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-65940, 333-65958, 333-101265 and 333-101243) of Zimmer Holdings, Inc. of our report dated March 5, 2004 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Indianapolis, Indiana
March 15, 2004